SECURITIES PURCHASE AGREEMENT

      THIS SECURITIES PURCHASE AGREEMENT (this "Agreement") is made as of December 23, 2003 by and between LensCard Corporation, a Delaware corporation (the "Company"), and the purchaser whose name and address is set forth on the signature page hereto ("Purchaser").

                                    RECITALS

      WHEREAS, pursuant to that certain Subscription Application of Purchaser dated of even date hereof (the "Subscription Application"), an executed copy of which is attached hereto as Exhibit A, the Company desires to sell to Purchaser and Purchaser desires to purchase securities from the Company as set forth herein, subject to the terms and conditions of this Agreement and the other documents or instruments contemplated hereby.

      NOW, THEREFORE, the parties hereto hereby agree as follows:

                                    AGREEMENT

1.    Sale and Issuance of Common Stock and Warrant.

      At the Closing (as defined in Section 2.1), the Company shall sell to Purchaser, and Purchaser shall purchase from the Company, 500,000 shares of the Company's restricted common stock (the "Common Stock") at a purchase price of $0.10 per share and warrants for the Purchaser to purchase an additional 2,400,000 shares of the Company's common stock in accordance with the terms and conditions of a warrant agreement a form of which is attached hereto as Exhibit B (the "Warrant;" collectively with the Common Stock, the "Securities"), subject to the terms and conditions of this Agreement. Subject to the terms and conditions of this Agreement, the Company has authorized the sale and issuance (the "Issuance") to Purchaser of the Securities.

2.    The Closing; Closing Contingencies.

      2.1 Subject to Section 2.3 below, the closing of the Issuance to Purchaser (the "Closing") shall take place simultaneously with the closing of the Preferred Stock Purchase as defined in Section 2.3 below.

      2.2 At the Closing, the Escrow Agent (as defined in Section 8 below) shall deliver (i) to Purchaser a stock certificate representing the Common Stock, the originally executed Warrant and fully executed copies of this Agreement (the "Transaction Documents,"), and (ii) to the Company a certified bank check or wire transfer in the amount of $50,000 and fully executed copies of the Transaction Documents.

      2.3 The Closing is contingent on: (i) Purchaser introducing to the Company potential investors ("Investors"); and (ii) such Investors, and/or one or more investment funds controlled by or affiliated with Purchaser, purchase a minimum of $1,500,000 of the Company's Series A Convertible Preferred Stock at $1.00 per share before February 1, 2004 (the "Preferred Stock Purchase").

3.    Representations and Warranties of the Company.

      The Company hereby represents and warrants to Purchaser as of the Closing as follows:

      3.1 Organization and Qualification. Each of the Company and its subsidiaries, if any (collectively, the "Subsidiaries" and individually, the "Subsidiary"), is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate: (i) adversely affect the legality, validity or enforceability of the Transaction Documents, (ii) have or result in or be reasonably likely to have or result in a material adverse effect on the results of operations, assets, prospects, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) adversely impair the Company's ability to perform fully on a timely basis its obligations under any of the Transaction Documents (any of (i), (ii) or (iii), a "Material Adverse Effect").

      3.2 Authorization of Agreement, Etc. The execution, delivery and performance by the Company of this Agreement have been duly authorized by all requisite corporate action by the Company; and this Agreement has been duly executed and delivered by the Company. This Agreement, when executed and delivered by the Company, constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors' rights and remedies generally, and subject as to enforceability to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

      3.3 No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not: (i) conflict with or violate any provision of the Company's or any Subsidiary's certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) subject to obtaining the Required Approvals (as defined below), conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not, individually or in the aggregate, have or result in a Material Adverse Effect.

      3.4 Filings, Consents and Approvals. Neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) the filing with the Commission of the Registration Statement and (ii) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws.

      3.5 Issuance of the Securities. The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and non assessable, free and clear of all Liens. The Company has reserved from its duly authorized capital stock a sufficient number of shares of Common Stock for issuance of the Securities issuable at the Closing.

      3.6 Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an "Action") which: (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.

      3.7 Compliance. Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, except in each case as could not, individually or in the aggregate, have or result in a Material Adverse Effect.

      3.8 Labor Relations. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company.

      3.9 Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them that is material to the business of the Company and the Subsidiaries and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in compliance.

      3.10 Patents and Trademarks. Schedule 3.10 lists all of the Company and the Subsidiaries' patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights (collectively, the "Intellectual Property Rights"). Neither the Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.

      3.11 Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged. Copies of the Company's insurance contracts and policies shall be delivered to Purchaser upon Purchaser's request. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

      3.12 [intentionally omitted]

      3.13 Internal Accounting Controls. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability,
(iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

      3.14 Disclosure. The Company understands and confirms that the Purchaser will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to the Purchaser regarding the Company, its business and the transactions contemplated hereby, furnished by or on behalf of the Company with respect to the representations and warranties made herein are true and correct with respect to such representations and warranties and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

      3.15 Tax Status. The Company and each of its Subsidiaries has made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. The Company has not executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, statue or local tax. None of the Company's tax returns is presently being audited by any taxing authority.

      3.16 No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the accountants and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers.

4.    Representations and Warranties of Purchaser.

      Purchaser hereby represents and warrants to the Company as of the Closing as follows:

      4.1 Authorization of the Agreement.

      Purchaser has all requisite power and authority (corporate or otherwise) to execute, deliver and perform the Subscription Application and this Agreement (sometimes referred to hereinafter collectively as the "Financing Documents") and the transactions contemplated thereby and hereby, and the execution, delivery and performance by Purchaser of the Financing Documents have been duly authorized by all requisite action by Purchaser and each such Financing Document, when executed and delivered by Purchaser, constitutes a valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

      4.2 Investment Representations. All of the representations, warranties and information of Purchaser provided in the Subscription Application are incorporated herein and made a part hereof by this reference and shall be true at the Closing with the same effect as though made at the Closing.

      5. Brokers and Finders.

The Company shall not be obligated to pay any commission, brokerage fee or finder's fee based on any alleged agreement or understanding between Purchaser and a third person in respect of the transactions contemplated hereby. Purchaser hereby agrees to indemnify the Company against any claim by any third person for any commission, brokerage or finder's fee or other payment with respect to this Agreement or the transactions contemplated hereby based on any alleged agreement or understanding between Purchaser and such third person, whether express or implied from the actions of Purchaser.

6.    Indemnifications.

      6.1 Company Indemnification. The Company will indemnify and hold the Purchaser and its directors, officers, shareholders, partners, employees and agents (each, a "Purchaser Party") harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys' fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to any misrepresentation, breach or inaccuracy of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents

      6.2 Purchaser Indemnification. Purchaser hereby agrees to indemnify and defend (with counsel acceptable to the Company) the Company and its officers, directors, employees and agents and hold them harmless from and against any and all liability, loss, damage, cost or expense, including costs and reasonable attorneys' fees, incurred on account of or arising from:

      (i) Any breach of or inaccuracy in Purchaser's representations, warranties or agreements herein or in the Subscription Application; and

      (ii) Any action, suit or proceeding based on a claim that any of Purchaser's representations and warranties in the Subscription Application were inaccurate or misleading, or otherwise cause for obtaining damages or redress from the Company or any officer, director, employee or agent of the Company under the Securities Act.

7.    Registration Rights.

If the Company at any time proposes for any reason to register its restricted common stock under the Securities Act of 1933, as amended (the "Act") (other than on Form S-4 or Form S-8 promulgated under the Act or any successor forms thereto), including, without limitation, as required by Section 12 of that certain New Lenscard Transaction Summary dated June 13, 2003, it shall include in such registration all of the Common Stock on the same terms and conditions as the securities otherwise being registered in such registration.

8.    Escrow Agent.

      Purchaser understands that the Company has appointed the law firm Richardson & Patel, LLP to serve as the escrow agent (the "Escrow Agent") for the transactions contemplated by this Agreement. The Escrow Agent is concurrently acting as the Company's legal counsel and all fees and expenses incurred by the Escrow Agent shall be paid by the Company. Purchaser agrees and acknowledges that the duties of the Escrow Agent are only ministerial in nature, and the Escrow Agent shall incur no liability except for gross negligence or bad faith. The Escrow Agent is hereby instructed to receive (i) the purchase price of the investment to be deposited by Purchaser at the Closing and held in an attorney trust account designated by the Escrow Agent; (ii) the Securities in proper form (in the name of Purchaser and in the correct amount) and (iii) original or copies of signature pages of this Agreement and any other Transaction Documents. At the Closing, and upon receipt of the aforementioned items, the Escrow Agent shall (x) release the deposited funds along with original or copies of the signature pages to this Agreement and any other
Transaction Documents to the Company; and (y) shall release the Common Stock certificate(s) and the originally executed Warrant along with copies of the signature pages to this Agreement and any other Transaction Documents to Purchaser.

9.    Successors and Assigns.

      This Agreement shall bind and inure to the benefit of the Company, Purchaser and their respective successors and assigns.

10.   Entire Agreement.

      This Agreement and the other writings and agreements referred to in this Agreement or delivered pursuant to this Agreement contain the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings among the parties with respect thereto.

11.   Notices.

      All notices, demands and requests of any kind to be delivered to any party in connection with this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered or if sent by internationally-recognized overnight courier or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows: if to the Company, to:

         LensCard Corporation
         11601 Wilshire Blvd.  Suite 2160
         Los Angeles, CA 90025
         Telecopier: (310) 312-5367

         with a copy to:

         Richardson & Patel LLP
         10900 Wilshire Blvd., Suite 500
         Los Angeles, CA 90024
         Telecopier: (310) 208-1154
         Attention: Kevin Friedmann, Esq.

         if to Purchaser, to:
         the address of Purchaser set forth on the signature page hereto;

      or to such other address as the party to whom notice is to be given may have furnished to the other parties to this Agreement in writing in accordance with the provisions of this Section. Any such notice or communication shall be deemed to have been received (i) in the case of personal delivery, on the date of such delivery, (ii) in the case of internationally-recognized overnight courier, on the next business day after the date when sent and (iii) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted.

12.   Amendments.

      This Agreement may not be modified or amended, or any of the provisions of this Agreement waived, except by written agreement of the Company and Purchaser.

13.   Governing Law; Waiver of Jury Trial.

      All questions concerning the construction, interpretation and validity of this Agreement shall be governed by and construed and enforced in accordance with the domestic laws of Delaware without giving effect to any choice or conflict of law provision or rule (whether in the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. In furtherance of the foregoing, the internal law of the State of Delaware will control the interpretation and construction of this Agreement, even if under such jurisdiction's choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily or necessarily apply.

BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT OR ANY DOCUMENTS RELATED HERETO.

14.   Submission to Jurisdiction.

      Any legal action or proceeding with respect to this Agreement or the other Financing Documents may be brought in the courts of the State of New York and the United States of America located in the City of New York, New York, U.S.A. and, by execution and delivery of this Agreement, the Company hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Purchaser hereby irrevocably waives, in connection with any such action or proceeding, any objection, including, without limitation, any objection to the venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions. Purchaser hereby irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at its address as set forth herein.

15.   Severability.

      It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

16.   Independence of Agreements, Covenants, Representations and Warranties.

      All agreements and covenants hereunder shall be given independent effect so that if a certain action or condition constitutes a default under a certain agreement or covenant, the fact that such action or condition is permitted by another agreement or covenant shall not affect the occurrence of such default, unless expressly permitted under an exception to such covenant. In addition, all representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached will not affect the incorrectness of or a breach of a representation and warranty hereunder. The exhibits and any schedules attached hereto are hereby made part of this Agreement in all respects.

17.   Counterparts.

      This Agreement may be executed in any number of counterparts, and each such counterpart of this Agreement shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. Facsimile counterpart signatures to this Agreement shall be acceptable and binding.

18.   Headings.

      The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

19.   Expenses.

      Purchaser shall pay Purchaser's own fees and expenses incurred in connection with the negotiation, execution and delivery of the Financing Documents.

20.   Preparation of Agreement.

      The Company prepared this Agreement and the Subscription Application solely on its behalf. Each party to this Agreement acknowledges that: (i) the party had the advice of, or sufficient opportunity to obtain the advice of, legal counsel separate and independent of legal counsel for any other party hereto; (ii) the terms of the transactions contemplated by this Agreement are fair and reasonable to such party; and (iii) such party has voluntarily entered into the transactions contemplated by this Agreement without duress or coercion. Each party further acknowledges that such party was not represented by the legal counsel of any other party hereto in connection with the transactions contemplated by this Agreement, nor was he or it under any belief or understanding that such legal counsel was representing his or its interests. Each party agrees that no conflict, omission or ambiguity in this Agreement, or the interpretation thereof, shall be presumed, implied or otherwise construed against any other party to this Agreement on the basis that such party was responsible for drafting this Agreement.

                                    * * * * *

IN WITNESS WHEREOF, each of the undersigned has duly executed this Common Stock Purchase Agreement as of the date first written above.

COMPANY:

LENSCARD CORPORATION


By:      /s/ Alan Finkelstein
         -------------------------------
         Name:  Alan Finkelstein
         Title:  Chief Executive Officer


PURCHASER:    /s/ Paul Kessler


Bristol Capital, LLC                        ____________________________________
Name of Purchaser (Individual or            Name of Individual representing
Institution)                                Purchaser (if an Institution)


Member______________________                ____________________________________
Title of Individual representing            Signature of Individual Purchaser or
Purchaser (if an Institution)               Individual representing Purchaser


Address:
________________________________

Telephone:
________________________________

Telecopier:
________________________________

                                  SCHEDULE 3.10

PATENTS

ISSUED PATENTS

--------------------------------------------------------------------------------
TITLE                                         U.S. PAT. NO.   ISSUE DATE
--------------------------------------------------------------------------------
Credit Card with Magnifying Lens Design       D 359,305       June 13, 1995
--------------------------------------------------------------------------------
Credit Card with Magnifying Lens              D 387,802       December 16, 1997
--------------------------------------------------------------------------------
Credit Card with Magnifying Lens              5,412,199       May 2, 1995
--------------------------------------------------------------------------------
Credit Card with a Fresnel Magnifying Lens    5,434,405       July 18, 1995
Formed in a Section of the Transparent Core
--------------------------------------------------------------------------------
Credit Card with Magnifying Lens              5,608,203       March 4, 1997
--------------------------------------------------------------------------------
Credit Card with Magnifying Lens Formed       5,856,661       January 5, 1999
with a Radiation-Curable Resin
--------------------------------------------------------------------------------
Method for Making a Wallet Card with an       6,176,430       January 23, 2001
Integral Magnifying Lens
--------------------------------------------------------------------------------

D 359,305          Credit Card with Magnifying Lens Design

                   Ornamental   designs  of  a  credit  card  with  horizontally
                   elongated and vertically elongated fresnel lenses.


D 387,802          Credit Card with Magnifying Lens

                   Ornamental   design  of  a  credit  card  with  a  full-width
                   horizontally elongated fresnel lens.


5,412,199          Credit Card with Magnifying Lens

                   A credit card includes an integral magnifying lens positioned in the non-data area on the credit card for permitting magnification of the credit card transaction form at the point-of-sale. The placement of the lens assures that the machine readability of the magnetic encoding strip and the embossed indicia associated with the card is not impaired. The magnifying lens incorporates a fresnel-type contour lens mounted in a "frame" provided in the credit card base.


5,434,405          Credit Card with a Fresnel Magnifying Lens Formed in a
                   Section of the Transparent Core

                   A financial transaction card adapted for individual use in reading information stored externally to the card, having machine readable information contained thereon identifying the user and the issuing institution for transacting business at locations remote from the issuing institution, includes:
                   (i) a rigid substantially rectangular base comprising a substantially transparent material and having a top surface and a bottom surface; (ii) machine readable information carried on the base for identifying the user and the issuing institution; and (iii) a magnifying lens produced by formation of fresnel contour lines on the top surface of the base and in non-interfering relationship with the machine readable information.

5,608,203          Credit Card with Magnifying Lens

                   A financial transaction card adapted for use in reading externally stored information includes a rigid base comprised of a plastic material having a transparent area, the transparent area having an upper surface upon which fresnel contours are formed to create a magnifying lens. The card is substantially non-foldable over its entire length and entire width. The card further includes a strip affixed on the base for carrying machine readable information and embossed alpha-numeric indicia.

5,856,661          Credit Card with Magnifying Lens Formed with a
                   Radiation-Curable Resin

                   A financial transaction card for reading externally stored information includes a transparent, substantially non-foldable rigid base and a strip for carrying machine readable information. The rigid base comprises a magnifying lens. The lens is formed by machining a shallow cavity in the rigid base; partially filling the cavity with a radiation curable liquid resin; impressing a lens pattern on the surface of the resin with a die; and exposing the resin to radiation of sufficient intensity to cure the resin.

6,176,430          Method for Making a Wallet Card with an Integral Magnifying
                   Lens

                   A wallet card adapted for use in reading externally stored information includes a transparent, substantially non-foldable semi-rigid base. The semi-rigid base includes a magnifying lens. The lens is formed by heating a lens forming die to a temperature sufficient to soften the base material and then cooling the die prior to withdrawing the die from the base material.

PATENT APPLICATIONS

--------------------------------------------------------------------------------
                                                              Article II FILING
Article I TITLE                                 SERIAL NO.           DATE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Wallet Card with a Magnifying Lens and Light    09/ 767,317  January 22, 2001
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Wallet Card with a Built-In Light               10/167,259     June 11, 2002
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Transaction Card with Annunciator               10/213,475    August 6, 2002
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Method for Making a Financial Transaction       10/300,168   November 20, 2002
Card with Embedded  Electronic Circuitry
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Transaction Card with Recorded Sound            10/ 300,556  November 20, 2002
--------------------------------------------------------------------------------

09/ 767,317        Wallet Card with a Magnifying Lens and Light

                   A wallet card adapted for use in reading externally stored information includes a transparent, substantially non-foldable semi-rigid base. The semi-rigid base comprises a magnifying lens. One or more lights are disposed in the card base to illuminate objects being viewed in a darkened environment. The lights are activated by a pressure switch on the card.

10/167,259         Wallet Card with a Built-In Light

                   A wallet card, such as a financial transaction card, has a thin, flat, substantially rigid substrate and a source of illumination disposed within the substrate. A source of electrical current is coupled to the source of illumination and a switch is provided to selectively close an electrical circuit between the source of electrical current and the source of illumination. Optionally, the semi-rigid base may include a magnifying lens.

10/213,475         Transaction Card with Annunciator

                   A financial transaction card that complies with all applicable ISO standards includes an annunciator to generate a human perceptible indication upon activation. The annunciator may be audio, such as a pre-recorded sound, or may be visual, such as a light. The annunciator may be user-activated and/or may be activated upon use of the financial transaction card in a reading device. The annunciator, being relatively more difficult to implement than a conventional transaction card, serves to authenticate the card.

10/300,168         Method for Making a Financial Transaction Card with Embedded
                   Electronic Circuitry

                   Financial transaction and similar cards are fabricated with a split core adapted to received embedded electronic circuitry. The card core has two or more laminated layers. A cavity is milled into one or more of the layers to receive the electronic circuitry. The core layers are then laminated together, along with protective overlays. Alternative fabrication methods include co-extrusion and injection molding.

10/ 300,556        Transaction Card with Recorded Sound

                   A distinctive recorded sound is generated when a credit card or other financial transaction card is used at a point of sale (POS) terminal. As is common, the POS terminal includes a card reader through which the card is swiped to read data that is encoded on a magnetic stripe affixed to the card. In one embodiment of the invention, a recorded sound is stored in the card and played back within the card when the card is swiped. In another embodiment, a recorded sound is stored in the card and is played back through the card reader when the card is swiped. In yet another embodiment, a recorded sound is stored in the card reader and is played back through the card reader when the card is swiped

TRADEMARKS

LensCard is a registered trademark owned by the Company.

                                    EXHIBIT A

                        EXECUTED SUBSCRIPTION APPLICATION

                                    EXHIBIT B

                                 FORM OF WARRANT